UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                  MAY 16, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                    333-74846                84-1573852
           --------                    ---------                ----------
        (State or other         (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                          1241 E. Dyer Road, Suite 150
                               Santa Ana, CA 92705
                          ----------------------------
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 3.02  Unregistered Sales of Equity Securities
--------------------------------------------------

      As previously disclosed in Raptor Networks Technology, Inc.'s (referred to herein as the "Company") Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 16, 2005, on March 22, 2005, the Company signed an agreement with a private placement agent for the private placement of the Company's common stock and warrants to purchase common stock, on a "best efforts" basis (the "Private Placement"). A combination of the common stock and warrants are sold as "units," with each unit consisting of four shares of common stock and one warrant. The price per unit is $2.00. Pursuant to the terms of the agreement, the minimum amount to be raised in the private placement is $500,000 and the maximum amount is $6,500,000 (with the placement agent having an option to increase the maximum offering size by up to twenty percent).

      On April 29, 2005, the Company closed the first round of the Private Placement. On that date, the Company received gross proceeds of Five Hundred Seven Thousand Five Hundred Dollars ($507,500) from various private-party accredited investors. The net proceeds to the Company were Four Hundred Forty-Six Thousand Six Hundred Dollars ($446,600) after the payment of a 12% placement fee to the placement agent. Pursuant to the terms of the Private Placement, the investors shall receive 1,015,000 shares of the Company's common stock and 253,750 Series G Warrants. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share.

      In addition, pursuant to the terms of the Private Placement, the Company shall issue the placement agent 152,250 Series H Warrants, which have an exercise price of $0.50 per share of common stock. The Series H Warrants shall expire on the earlier of (i) two years after the final closing of the Private Placement or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation.

      On May 16, 2005, the Company closed the second round of the Private Placement. On that date, the Company received gross proceeds of Four Hundred Thirty Thousand Dollars ($430,000) from various private-party accredited investors. The net proceeds to the Company were Three Hundred Seventy-Eight Thousand Four Hundred Dollars ($378,400) after the payment of a 12% placement fee to the placement agent. Pursuant to the terms of the Private Placement, the investors shall receive 860,000 shares of the Company's common stock and 215,000 Series G Warrants. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share.

      In addition, pursuant to the terms of the Private Placement, the Company shall issue the placement agent 129,000 Series H Warrants, which have an exercise price of $0.50 per share of common stock. The Series H Warrants shall expire on the earlier of (i) two years after the final closing of the Private Placement or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation.

      The sales of securities described above were made in reliance upon the exemption from registration available under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This exemption was claimed on the basis that the transactions did not involve any public offering and the purchasers provided written assurances that they were accredited investors (as defined in Rule 501(a) of the Securities Act). The securities shall be issued with the appropriate restrictive legend.










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






                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 20, 2005                          RAPTOR NETWORKS TECHNOLOGY, INC.
                                            --------------------------------



                                            By:  /s/ Bob van Leyen
                                               ---------------------------------
                                               Bob van Leyen
                                               Secretary/Chief Financial Officer






































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